Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July 29, 2010, relating to the consolidated financial statements of Image Entertainment, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended March 31, 2010.

/s/BDO USA, LLP
BDO USA, LLP
Los Angeles, California

November 19, 2010